Exhibit 32.1

PRESIDENTIAL REALTY CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Presidential Realty Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2016 (the “Report”), I, Nickolas Jekogian, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ Nickolas W. Jekogian

Nickolas W. Jekogian

Chief Executive Officer

(Principal Executive Officer)

Date: May 16, 2016